EXHIBIT 26(n)(2)

                 OPINION AND CONSENT OF BRIAN A. GIANTONIO, ESQ.






















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April 26, 2006

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549

RE:  PHLVIC Variable Universal Life Account
     Post Effective Amendment No. 9 to Registration Statement filed on Form N-6 File Nos. 333-76778 and 811-09065


To the Commission Staff:

       I hereby consent to the reference to my name under the caption "Experts" in the Statement of Additional Information, as applicable, contained in the above identified Post-Effective Amendment to the Registration Statement filed by the Registrant with the Securities and Exchange Commission under the Securities Act of 1933.


Very truly yours,


/s/ Brian A. Giantonio
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Brian A. Giantonio, Vice President and Counsel
Phoenix Life Insurance Company